Exhibit 10.53
SUMMARY SHEET: 2008 CHARLES J. CAMPISE ANNUAL BASE SALARY

Name	Title	2008 Base Salary
Charles J. Campise	Senior Vice President-Finance and Accounting and Chief Accounting Officer	$210,000